Exhibit 10.2

Amendment to

NON-QUALIFIED STOCK OPTION AGREEMENTS

This Amendment hereby amends all outstanding Non-Qualified Stock Option Agreements relating to non-qualified stock options granted to employees and non-employee directors (collectively, the “Option Agreements”) under the 2006 Zebra Technologies Corporation Incentive Compensation Plan (the “Plan”) to ensure that the Option Agreements qualify as stock rights that are exempt from Section 409A of the Internal Revenue Code of 1986, as amended. The Option Agreements are hereby amended effective as of the Grant Date by deleting Section 3(c) in its entirety and replacing it with the following:

“(c)	Compliance with Federal and State Law. The Company reserves the right to delay a Participant’s exercise of an Option if (1) the Company’s issuance of Stock upon such exercise would violate any applicable federal or state securities laws or any other applicable laws or regulations, or (2) the Company reasonably determines that issuance of Stock would not be deductible under Code Section 162(m). The Participant may not sell or otherwise dispose of the Option Shares in violation of any applicable law. The Company may postpone issuing and delivering any Option Shares as long as the Company reasonably determines to be necessary to satisfy the following:

(i)	its completing or amending any securities registration or qualification of the Option Shares or the Company or the Participant satisfying any exemption from registration under any federal or state law, rule, or regulation;

(ii)	its receiving proof the Company considers satisfactory that a person seeking to exercise the Option after the Participant’s death is entitled to do so;

(iii)	the Participant complying with any requests for representations under the Plan; and

(iv)	the Participant complying with any federal, state, or local tax withholding obligations.”

Executed on this 2nd day of December, 2008.

ZEBRA TECHNOLOGIES CORPORATION

By:	/s/ Joanne Townsend
Joanne Townsend
Its:	Vice President, Human Resources

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